EXHIBIT 10.15


BestNet Promissory Note


     NEITHER THIS CONVERTIBLE SUBORDINATED PROMISSORY NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR PROVINCIAL SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO MAKER.


               BESTNET COMMUNICATIONS CORP. CONVERTIBLE
                           PROMISSORY NOTE
$200,000                                                        Phoenix, Arizona
                                                                July 5, 2006




 FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the undersigned, BestNet Communications Corp., a Nevada corporation, (the "Maker"), promises to pay in lawful currency of the United States of America ("Currency") the principal sum of $200,000, plus interest on the unpaid principal balance at the rate of 10% per annum from the date hereof until paid in full to _____________(the "Payee"), on the earlier of (a) ninety
(90) days from date or (b) the date on which not less than $650,000 becomes available to the Maker from the proceeds of a certain private offering of securities by the Maker for the purpose of financing a certain merger between the Maker and JDA Medical Technologies, Inc., (the "Private Offering").

At any time prior to maturity, Payee shall have the option to convert all or part of the unpaid principal balance of this Promissory Note into that number of Shares of the Common Stock, $.001 par value of the Maker (the "Option") as shall be equal to the unpaid principal balance of the Promissory Note divided by the per share price paid by subscribers to the Private Offering, with any fractional Shares to be paid in Currency. To exercise the Option, Payee shall surrender this Promissory Note to the Maker, accompanied by written notice of Payee's intention to exercise the Option, which notice shall set forth the principal amount of this Promissory Note and such portion of the unpaid principal balance of the Promissory Note, if not the entire unpaid principal balance, to be converted into the Shares (the "Notice of Conversion"). Maker shall, within thirty (30) business days of Maker's receipt of the Notice of Conversion and Payee's surrender of this Promissory Note, deliver the Shares or cause them to be delivered, to the Payee, registered in the name of the Payee. Interest shall cease to accrue under this Promissory Note upon Maker's receipt of such Notice of Conversion.

When delivered, all Shares, including Shares issued and delivered in payment of interest due and payable hereunder, shall be duly authorized, validly issued, fully paid, and nonassessable. Maker shall take all action necessary to maintain the required authority to issue the Shares to Payee in payment of interest due and payable hereunder or in the event Payee exercises the Option.

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     Prepayment Of the principal of this Promissory Note is permitted, in whole or in part, without premium or penalty of any kind: provided Maker provides Payee with ten (10) business days' prior written notice of its intention to prepay the principal of this Promissory Note, in whole or in pact, during which time Payee may exercise the Option by delivering to the Maker Payee's Notice of Conversion within ben (10) business days following Payee's receipt of such notice from the Maker. All partial prepayments shall first be applied against interest and then against principal.

This Promissory Note is given in consideration of a loan by Payee to Maker in the principal amount of this Promissory Note. This Promissory Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought.

By accepting this Note, the payee represents and warrants that Anthony Silverman is an Accredited Investor as that term is defined under the federal securities laws, has read the Makers reports filed with the U.S. Securities and Exchange Commission, has had an opportunity to discuss this transaction with the officers and directors of the Maker and has received all information deemed necessary to make a decision to make the aforementioned loan and to accept this Note,

The Maker promises to pay on demand all costs of collection, including reasonable attorneys' fees and court costs, paid or incurred by Payee to enforce this Promissory Note upon an Event of Default (as defined below) hereunder.

The occurrence of any of the following shall constitute an "Event of Default" under this Promissory Note:

     a. The failure of Maker to make any payment of principal in Currency when due under this Promissory Note (time is of the essence), unless such failure is the result of payments of principal in Currency required to be made with respect to any Senior Debt (as defined below) of the Maker, and

     b. The institution of proceedings by or against the Maker under any state inspplvency laws, federal bankruptcy law, or similar debtor relief laws then in feet.

Upon an Event of Default that has not been curet! within ten (10) business days from the date of written notice by Payee, Payee may, at Payee's option and without notice, declare all principal and interest due under this Promissory Note to be due and payable immediately. Payee may waive any default before or after it occurs and may restore this Promissory Note in full effect without impairing the right to declare it due for a subsequent default.

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be executed in its corporate name by the signature of its duly authorized officer.


BestNet Communications Corp.


By:  /s/
   -------------------------------

Attest:  /s/
         -------------------------
              Secretary

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